EXHIBIT 99.2
Crosstex Energy, Inc.
Unaudited Pro Forma Combined Financial Statements
Introduction
     The following are our unaudited combined pro forma balance sheet as of September 30, 2005 and our unaudited combined pro forma statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005.
     The unaudited pro forma combined balance sheet assumes that the following transactions occurred on September 30, 2005:
•	the acquisition by Crosstex Energy, L.P. (the “Partnership”) of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. from subsidiaries of El Paso Corporation (“El Paso”) for $486.4 million (the “El Paso Acquisition”) and direct acquisition costs of $3.5 million;

•	borrowings under the Partnership’s amended credit facility of $267.5 million to finance the El Paso Acquisition and $5.5 million of fees to amend the Partnership’s credit facility;

•	the Partnership’s offering of 2,850,165 Senior Subordinated Series B Units for net proceeds of $107.1 million, including our $2.1 million capital contribution to the Partnership for our general partner interest, the proceeds of which were used to finance the El Paso Acquisition; and

•	the Partnership’s public offering of 3,731,050 Common Units for net proceeds of $120.9 million, including our $2.5 million capital contribution to the Partnership for our general partner interest, the proceeds of which were used to finance the E1 Paso Acquisition.
     Our unaudited pro forma combined statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 reflect the aforementioned transactions as if each such transaction occurred as of January 1, 2004, excluding the nonrecurring gain on issuance of Partnership units. Our unaudited pro forma combined statement of operations for the year ended December 31, 2004 reflects the Partnership’s previously disclosed April 2004 acquisition of LIG Pipeline Company and Subsidiaries (“LIG”) as if the transaction occurred on January 1, 2004.
     The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of Crosstex Energy, Inc. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.
     The pro forma statements of operations have also been derived from El Paso’s historical accounting records and are presented on a carve-out basis to include the historical operations applicable to CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. The historical statements of direct revenues and expenses for El Paso vary from an income statement in that they do not show certain expenses that were incurred in connection with El Paso’s and its subsidiaries’ ownership of the acquired companies, including general and administrative expenses and income taxes. These costs were not separately allocated to the acquired companies and any pro forma allocation would not be a reliable estimate of what these costs would actually have been had the acquired companies been operated historically as stand-alone entities. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the acquired companies’ historical performance due to greatly different size, structure, operations, and accounting of El Paso and its subsidiaries.
     Full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances.
     However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the acquisition from El Paso and the other transactions. The unaudited pro forma financial statements do not purport to present the financial position or results of operations of Crosstex Energy, Inc. had the El Paso Acquisition or the other transactions actually been completed as of the dates indicated. Moreover, the statements do not project the financial position or results of operations of Crosstex Energy, Inc. for any future date or period.

CROSSTEX ENERGY, INC.
Unaudited Pro Forma Combined Balance Sheet
September 30, 2005
(In thousands)

	Crosstex	Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$18,093	$(4,675	)(a)	$13,418
Accounts and notes receivable, net:
Trade, accrued revenues, and other	331,955	60,522	(a)	392,477
Fair value of derivative assets	18,458	—		18,458
Prepaid expenses, natural gas in storage and other	5,907	31,264	(a)	37,171

Total current assets	374,413	87,111		461,524

Property and equipment, net of accumulated depreciation	371,333	245,500	(a)	616,833
Account receivable from Enron, net of allowance	1,131	—		1,131
Fair value of derivative assets	9,132	—		9,132
Intangible assets, net of accumulated amortization	4,650	245,500	(a)	250,150
Goodwill, net of accumulated amortization	7,859	(290	)(a)	7,569
Other assets, net	4,289	5,524	(a)	9,813

Total assets	$772,807	$583,345		$1,356,152

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable, drafts payable, and accrued gas purchases	$346,976	$84,710	(a)	$431,686
Fair value of derivative liabilities	32,532	—		32,532
Current portion of long-term debt	4,168	—		4,168
Other current liabilities	17,235	8,151	(a)	25,386

Total current liabilities	400,911	92,861		493,772

Senior notes payable	110,882	—		110,882
Notes payable — banks	65,000	267,484	(a)	332,484
Notes payable — other	600	—		600

Long-term debt	176,482	267,484		443,966
Deferred tax liability	21,962	25,760	(a)	47,722
Interest of non-controlling partners in the Partnership	102,418	156,156	(a)	258,574
Fair value of derivative liabilities	3,432	—		3,432
Stockholders’ equity:
Common Stock	127			127
Additional Paid-in capital	79,518	—		79,518
Retained earnings (deficit)	(7,363)	39,956	(a)	32,593
Accumulated other comprehensive income	(4,680)	1,128	(a)	(3,552)

Total Stockholders’ equity	67,602	66,198		133,800

Total liabilities and Stockholders’ equity	$772,807	$583,345		$1,356,152

See accompanying notes to unaudited pro forma financial statements.

CROSSTEX ENERGY, INC.
Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2004
(In thousands, except per share data)

	Crosstex			Pro Forma
	Historical	LIG	El Paso	Adjustments		Pro Forma
Revenues:
Midstream	$1,948,021	$201,280	$330,381	—		$2,479,682
Treating	30,755		—	—		30,755
Profit on commercial services activities	2,228		—	—		2,228

Total revenues	1,981,004	201,280	330,381	—		2,512,665

Operating costs and expenses:
Midstream purchased gas	1,861,204	194,278	256,161	—		2,311,643
Treating purchased gas	5,274	—	—	—		5,274
Operating expense	38,396	4,205	25,579	—		68,180
General and administrative	22,005	1,955	—	—		23,960
Impairments	981	—	—	—		981
Loss (profit) on derivatives	(279)	—	—	—		(279)
Loss (gain) on sale of property	(12)	—	—			(12)
Depreciation and amortization	23,034	912	—	32,733	(b)	56,994
				315	(f)

Total operating costs and expenses	1,950,603	201,350	281,740	33,048		2,466,741

Operating income	30,401	(70)	48,641	(33,048)		45,924

Other income (expense):
Interest expense, net	(9,115)	(46)	—	(8,993	)(c)	(20,041)
				(1,105	)(d)
				(782	)(g)
Interest income affiliated	—	108	—	(108	)(h)	—

Other income	802	83	—	—		885

Total other income (expense)	(8,313)	145	—	(10,988)		(19,156)

Income before income taxes and interest of non-controlling partners in the Partnership’s net income	22,088	75	48,641	(44,036)		26,768

Interest of non-controlling partners in the Partnership’s net income	(8,239)	—	—	(4,146	)(e)	(12,385)
Income tax expense	(5,149)	(274)	—	44	(i)	(5,379)

Net Income	$8,700	$(199)	$48,641	$(48,138)		$9,004

Preferred dividend	$132					$132

Net income available to common shares	$8,568					$8,872

Net income per common share:
Basic	$0.72					$0.75

Diluted	$0.67					$0.70

Weighted average common shares outstanding:
Basic	11,849					11,849

Diluted	12,899					12,899

See accompanying notes to unaudited pro forma financial statements.

CROSSTEX ENERGY, INC.
Unaudited Pro Forma Combined Statement of Operations
Nine Months Ended September 30, 2005
(In thousands, except per share data)

	Crosstex		Pro Forma
	Historical	El Paso	Adjustments		Pro Forma
Revenues:
Midstream	$1,928,330	$270,828	—		$2,199,158
Treating	34,064	—	—		34,064
Profit on commercial services activities	1,157	—	—		1,157

Total revenues	1,963,551	270,828	—		2,234,379

Operating costs and expenses:
Midstream purchased gas	1,851,418	225,598	—		2,077,016
Treating purchased gas	5,996	—	—		5,996
Operating expenses	37,613	18,350	—		55,963
General and administrative	23,295	—	—		23,295
Loss (profit) on derivatives	13,679	—	—		13,679
Loss (gain) on sale of property	(7,797)	—	—		(7,797)
Depreciation and amortization	22,169	—	24,550	(b)	46,719

Total operating costs and expenses	1,946,373	243,948	24,550		2,214,871

Operating income	17,178	26,880	(24,550)		19,508

Other income (expense):
Interest expense, net	(9,046)	—	(10,198	)(c)	(20,073)
			(829	)(d)

Other income	378	—	—		378

Total other income (expense)	(8,668)	—	(11,027)		(19,695)

Income before income taxes and interest of non-controlling partners in the Partnership’s net (income) loss	8,510	26,880	(35,577)		(187)

Interest of non-controlling partners in the Partnership’s net (income) loss	(1,909)	—	5,974	(e)	4,065
Income tax expense	(2,528)	—	1,009	(i)	(1,519)

Net income (loss)	$4,073	$26,880	$(28,594)		$2,359

Net income per common share:
Basic	$0.32				$0.19

Diluted	$0.32				$0.18

Weighted average common shares outstanding:
Basic	12,615				12,615

Diluted	12,944				12,944

See accompanying notes to unaudited pro forma financial statements.

Crosstex Energy, Inc.
Notes to Unaudited Pro Forma Combined Financial Statements
Offering and Transactions
     The unaudited pro forma combined balance sheet assumes that the following transactions occurred on September 30, 2005:
•	the Partnership’s acquisition (the “El Paso Acquisition”) of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. from subsidiaries of El Paso Corporation for $486.4 million and direct acquisition costs of $3.5 million;

•	borrowings under the Partnership’s amended credit facility of $267.5 million to finance the El Paso Acquisition and $5.5 million of fees to refinance the Partnership’s credit facility;

•	the Partnership’s offering of 2,850,165 Senior Subordinated Series B Units for net proceeds of $107.1 million, including our $2.1 million capital contribution to the Partnership for our general partner interest, the proceeds of which were used to finance the El Paso Acquisition; and

•	the Partnership’s public offering of 3,731,050 Common Units for net proceeds of $120.9 million, including our $2.5 million capital contribution to the Partnership for our general partner interest, the proceeds of which were used to finance the E1 Paso Acquisition.
     Our unaudited pro forma combined statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 reflect the aforementioned transactions as if each such transaction occurred as of January 1, 2004, excluding the nonrecurring gain on issuance of Partnership units. Our unaudited pro forma combined statement of operations for the year ended December 31, 2004 reflects the Partnership’s previously disclosed April 2004 acquisition of LIG Pipeline Company and Subsidiaries (“LIG”) as if the transaction occurred on January 1, 2004.
Pro Forma Adjustments to Balance Sheet
(a)	Reflects the acquisition of assets and assumption of liabilities from El Paso for $486.4 million, and $3.5 million for direct acquisition costs. The acquisition was funded by increased borrowings under the Partnership’s credit facility of $267.5 million including $5.5 million in fees and expenses for an amendment to increase the Partnership’s borrowing capacity by $500 million, net proceeds of $107.1 million, including the general partner capital contribution of $2.1 million for the sale of 2,850,165 Senior Subordinated Series B Units at a purchase price of $36.84 per unit and net proceeds of $120.9 million, including the general partner capital contribution of $2.5 million for the public sale of 3,731,050 Common Units at a price of $33.25 per unit.
              The following adjustments are reflected on our pro forma balance sheet to record the Partnership’s unit issuances (in thousands):

Decrease in cash for our general partner contributions	$4,675
Decrease in goodwill attributable to our investment in the Partnership	290
Increase in deferred tax liability attributable to the change in accumulated other comprehensive income and the gain on issuance of Partnership units	25,760
Increase in interest of non-controlling partners in the Partnership	156,156
Increase in retained earnings attributable to our gain on issuance of Partnership units, net of taxes	39,956
Change in accumulated other comprehensive income attributable to our interest in the Partnership	1,128

Total proceeds from Partnership unit issuances including our general partner contributions	$227,965

     We will account for this acquisition as a business combination in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 141 Business Combinations. The preliminary purchase price allocation, shown below, for these pro formas assumes a fifteen year estimated useful life for both the tangible and intangible assets acquired. The actual purchase price allocation may differ from the allocation reflected herein.

(in millions)
Purchase price to El Paso	$486.4
Direct acquisition costs	3.5

Total purchase price	$489.9

Current assets acquired	$91.8
Liabilities assumed	(92.9)
Property plant and equipment	245.5
Intangible assets	245.5

Total purchase price	$489.9

Pro Forma Adjustments to Consolidated Statement of Operations
(b)	Reflects additional depreciation and amortization expenses realized from the assets acquired from El Paso as if the acquisition had occurred on January 1, 2004. The additional depreciation and amortization expenses were calculated based on a straight line basis over fifteen years.

(c)	Reflects additional interest expense related to the increased borrowings on the Partnership’s credit facility to consummate the El Paso Acquisition. The applicable interest rates used were 3.86% for the year ended December 31, 2004, and 5.58% for the nine months ended September 30, 2005. The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership’s credit facility on pro forma interest expense would have been approximately $0.7 million and $0.3 million, respectively, for the year ended December 31, 2004. The effect of fluctuations of 0.125% and 0.25% in interest rates under the Partnership’s credit facility on pro forma interest expense for the nine months ended September 30, 2005, would have been approximately $0.5 million and $0.2 million, respectively.

(d)	Reflects increased amortization of debt issue costs incurred in negotiating increased borrowing capacity under the Partnership’s credit facility to provide funds for the El Paso Acquisition. These costs were amortized based on the five years remaining on the credit facility term as of the acquisition date.

(e)	Reflects the change in interest of non-controlling partners in the Partnership due to the unit issuances, the El Paso Acquisition, the LIG Acquisition and the related pro forma adjustments as follows (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2005	December 31, 2004
Interest of non-controlling partners in the Partnership’s net (income) loss — historical	$(1,909)	$(8,239)
(Increase) decrease in the Partnership’s pro forma net income	8,697	(4,628)
Increase in net income allocation to the general partner due to increase in incentive distributions to our general partner interest	2,431	2,020
Increase (decrease) in net income allocation to our 2% general partner interest	(223)	52
(Decrease) in net income allocation to our limited partner interests	(4,931)	(1,590)

Interest of non-controlling partners in the Partnership’s net (income) loss — pro forma	$4,065	$(12,385)

(f)	Reflects additional depreciation and amortization expenses realized from the assets acquired from LIG acquisition. Pro forma depreciation and amortization expense was based on estimated useful lives of fifteen years for the acquired transmission assets, three years for acquired vehicles and three years for the intangible assets.

(g)	Reflects increase of interest expense resulting from borrowings under the Partnership’s senior secured credit facility of $69.8 million for the LIG acquisition. The applicable interest rate used was 4.13% for the three months ended March 31, 2004.

(h)	Reflects the elimination of interest income from LIG’s former parent company.

(i)	Reflects the income tax effect of the pro forma adjustments.